Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Liberty Bancorp and Service1st Bank of Nevada
Announce Amended Terms of Acquisition

- Revised Agreement Eliminates Book Value Premium

- Increased Capital Levels to Position Service1st for Future Growth

Las Vegas, Nevada, June 21, 2010 — Western Liberty Bancorp (OTC BB: WLBC) (“WLBC” or the “Company”) and Service1st Bank of Nevada (“Service1st”) today announced that they have amended the terms of their agreement, pursuant to which WLBC will acquire Service1st. Under the amended terms, the purchase price for Service1st will now be equal to its book value at the end of the month prior to the closing of the transaction, subject to certain purchase price adjustments. Consideration to Service1st shareholders will continue to consist of WLBC common stock, with a floor of $8.001 per share and a ceiling of $9.779 per share.

In conjunction with the amendment, the parties have agreed that WLBC will infuse Service1st with $25 million of new equity capital, which they each believe will leave Service1st well-positioned for future growth.

Jason N. Ader, Chairman of Western Liberty Bancorp, commented, “We believe the modifications to our agreement with Service1st allow both parties to move forward to pursue attractive opportunities for our combined base of shareholders and we look forward to completing the transaction upon receipt of required regulatory approvals.”

William Martin, Chief Executive Officer of Service1st, noted, “The transaction with Western Liberty Bancorp brings valuable additional capital to us, not only strengthening our competitive posture in our local market but also providing the potential for additional growth opportunities  beyond our local market.”

Mr. Martin will become Chief Executive Officer of Western Liberty Bancorp upon transaction closure.

The Company intends to file an amendment to its registration statement on Form S-4 dated February 25, 2010. The Company’s securities are no longer listed on the NYSE Amex and approval of the acquisition by stockholders of the Company is not required under Delaware or other applicable law. As a result, the amended registration statement will no longer include a proxy statement.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Forward looking statements include statements regarding the consummation of the acquisition of Service1st Bank, Western Liberty’s plans for the bank post-closing and the effect of the acquisition on Service1st and the Nevada banking system as a whole. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Western Liberty Bancorp
Western Liberty Bancorp intends to operate as a “new” Nevada financial institution bank holding company upon receiving regulatory approvals and consummating acquisitions in the banking sector. The company currently has an agreement to purchase Service1st Bank of Nevada. The consummation of the acquisitions are subject to such conditions as are customary for an acquisition of its type, including without limitation, obtaining all applicable governmental and other consents and approvals. The company expects to conduct operations through its wholly-owned banking subsidiaries post-acquisition. Western Liberty expects to provide a full range of traditional community banking services focusing on core commercial business in the form of commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products. In addition, Western Liberty Bancorp intends to use cash on hand to facilitate additional acquisitions and to fund prudent loan portfolio and deposit base growth.

About Service1st Bank of Nevada
Service1st is a Nevada community bank and holds a Nevada bank charter.

Company Contact:

George Rosenbaum
Chief Financial Officer
Western Liberty Bancorp
(702) 540-4424